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                                                                 EXHIBIT 7.1


                        AGREEMENT REGARDING JOINT FILING
                          OF STATEMENT ON SCHEDULE 13D


        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class B Common Stock, par value $1.00 per share, of Curtiss-Wright Corporation, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Dated: as of February 28, 2002              Singleton Group LLC, a Delaware
                                            limited liability company


                                            By: /s/  CAROLINE W. SINGLETON
                                                --------------------------------
                                                 Caroline W. Singleton, Manager


                                            /s/ CAROLINE W. SINGLETON
                                            ------------------------------------
                                            Caroline W. Singleton


                                            /s/  WILLIAM W. SINGLETON
                                            ------------------------------------
                                            William W. Singleton


                                            /s/  DONALD E. RUGG
                                            ------------------------------------
                                            Donald E. Rugg